Exhibit 10.2

ANTPOOL User Service Agreement

This ANTPOOL User Service Agreement (the “Agreement”) is entered into by and between ANTPOOL User ("you" or the "User") and ANTPOOL Technologies Limited (the “Company”, or “we” or “ANTPOOL”) regarding respective rights and obligations relating to the various services (the “Services”, including the “Website” www.antpool.com) provided by ANTPOOL. If you wish to access and use the Services provided by ANTPOOL, you shall carefully read the entirety of this Agreement. By accessing and/or using the Services provided by ANTPOOL, you represent that you have read and agree to the entirety of this Agreement and the relevant rules referred to herein, and this Agreement shall have legal and binding effect on both parties.

In view of the continuous development and evolution of the nature and content of Internet information services, you agree that ANTPOOL has the right to modify the terms of this Agreement and to notify you of the modified Agreement by online publication or by any other reasonable means. You agree to regularly and frequently check the Website for the latest version of the Agreement. If you do not agree to the latest version of the Agreement after such modification, you shall suspend registration for and discontinue your use of the Services provided by ANTPOOL. Your continued use of the Services provided by ANTPOOL will be deemed your acceptance and consent of the latest version of the Agreement.

Risk Disclosure

Before using the Services provided by ANTPOOL, you understand and agree:

(1) You have sufficient knowledge and experience in digital currency "mining" and understand the risks associated with digital currency "mining", including but not limited to the fact that: the price of digital currency fluctuates significantly and may even drop to zero.

(2) Any information provided by the ANTPOOL (including but not limited to information on the Website or any campaign information) cannot be deemed as ANTPOOL is advising you to buy or rent “mining” equipment to participate in "mining" digital currency and related activities. Your decision to buy or rent “mining” equipment and participate in "mining" digital currency and related activities should be based on your own personal judgment. If you have questions related to digital currency “mining” or mining pool, you should consult with industry professionals. Any information provided by ANTPOOL (including but not limited to information on the Website or any campaign information) should not be deemed as ANTPOOL's acting as professional and providing you advice.

(3)You are obliged to keep abreast of the laws and regulations regarding digital currency activities in your country or region, and to comply with them.

I. Services

II. Protection of User's Personal Information

III. User's Qualification

IV. User's Rights

V. User's Obligations

VI. International Use

VII. Other Websites

I. Services

1.1 ANTPOOL uses its own system to provide the User with digital currency mining pool Services and other Services/products which may be added from time to time.

1.2 The User hereby confirms and agrees that before using any Services or activating any functions provided on the ANTPOOL Website, the User has read and understood this Agreement, as well as the relevant agreements and rules applicable to such specific Services/functions (“Specific Service Agreement”). If there is a conflict between the terms of this Agreement and the applicable Specific Service Agreement, the applicable Specific Service Agreement shall control when the User uses such Services/functions. The User agrees to check and review the Agreement, the Specific Service Agreement and other rules and policies announced by ANTPOOL for the latest updates regularly and frequently. ANTPOOL shall not be responsible for any losses or damages caused by the User’s ignorance of the Agreement, the Specific Service Agreement and any other announcements made by ANTPOOL.

1.3 We shall have right to charge fees for specific Services in accordance with applicable fee schedule ("Fee Schedule"). For the applicable Fee Schedule, please refer to the relevant web page information.

1.4 The User shall prepare the following equipment and bear the following costs and expenses: (1) Internet equipment cost, including but not limited to the costs for purchasing the computers or other Internet terminals or modems; (2) Internet access costs, including but not limited to Internet access fees and mobile phone network data fees, etc.; and (3) “mining” equipment costs and electricity costs, including but not limited to the costs for purchasing “mining” equipment, electricity costs and power loss costs.

1.5 For the registration information provided by the User, the User agrees to: (1) provide legal, true, accurate and detailed personal information; and (2) update the User's information in a timely manner in case of any change. If any of the registration information provided by the User is illegal, untrue, inaccurate or incomplete, the User shall be liable for any responsibilities or consequences arising therefrom, and the Company shall reserve the right to terminate the User's right to use the ANTPOOL Services.

1.6 While the User accepts the ANTPOOL Services, the User here authorizes the Company or its affiliated parties to send computing power information, promotional activities, and other business information related to the Services via email, SMS, phone, etc.

1.7 You hereby agree that if you are not satisfied with the Services provided by ANTPOOL, your sole remedy is to stop using the Services provided by ANTPOOL immediately and you shall have no right to ask us to assume any other remedial measures or responsibilities.

1.8 If you use the smart pool service provided by us, you agree to comply with and be bound by the ANTPOOL Smart Pool Service Agreement.

II. Protection of User's Personal Information

2.1 ANTPOOL attaches great importance to the protection of the User's personal information (i.e., information to identify the User independently or in combination with other information). During your use of the Services provided by ANTPOOL, you agree that ANTPOOL may collect, store, use, disclose and protect your personal information in accordance with its published Privacy Policy. ANTPOOL hopes to provide you with a clear description of how ANTPOOL handles your personal information according to its Privacy Policy. Therefore, ANTPOOL recommends that you read the Privacy Policy in its entirety to help you better protect your privacy. You agree to carefully read, fully understand and accept the Privacy Policy, and agree that the Privacy Policy is an integral part of this Agreement.

III. User's Qualification

3.1 You hereby represent and warrant to us as follows, which representations and warranties will be deemed repeated each time you use the Services:

(1) as an individual, you are at least 18 years old and you have the requisite power to form a binding contract and perform your obligations in accordance with the Agreement under applicable laws and regulations;

(2) as a legal person or organization, you have full legal capacity and authorization to enter into this Agreement and your obligations hereunder are binding upon you;

(3) your use of the Services provided by us does not violate or conflict with any law applicable to you, and/or any contractual restriction binding on or affecting you or any of your assets you use when accessing the Services provided by us; you are not subject to any economic sanctions programs administered or enforced by any relevant country or government or international authority, including but not limited to: the US Department of the Treasury's Office of Foreign Assets Control, the US Department of State, the United Nations Security Council, the European Union, Her Majesty's Treasury, the Hong Kong Monetary Authority or the Monetary Authority of Singapore; and

(4) you are using the Services only for your own benefit and that you are not using the Services on behalf of others or for the benefit of any third parties, unless you have obtained prior written permission from us.

IV. User's Rights

4.1 Username, Password and Security of the User

(1) If the User chooses to become a registered User of ANTPOOL, it may create and set up a sub-account name, set up and modify the observer name, and set up the number of the mining machine, etc. Any of the User's naming or use hereunder shall comply with applicable laws and regulations and network ethics, and shall not contain any insult, threat, obscenity, defamation, or any other language which may infringe on the legitimate rights and interests of any other person. AntPool may modify the relevant information of the registered User if necessary.

(2) In order to protect your ANTPOOL account, please make sure to keep your password secured and confidential. You shall be fully responsible for all activities that occur under your ANTPOOL account. Please do not use the same password in any third-party applications as the one for your ANTPOOL account.

(3) In addition to the ID and password of the ANTPOOL account, the User shall also properly keep its secondary authentication tool, mobile phone dynamic password, mobile phone number linked to the account, and all the information and devices related to its ANTPOOL account, such as the authentication code sent to the User by ANTPOOL, etc. In case of the User's loss or disclosure, of any of the above information and/or devices, the User shall promptly inform ANTPOOL and request ANTPOOL to unlink, change or deregister, to minimize the losses which may arise therefrom. Regardless of whether ANTPOOL has been notified or not, any and all the losses caused by any of such reasons shall be borne by the User.

4.2 The User shall not use the Services provided by ANTPOOL to engage in any activities that violate applicable laws and regulations. The User shall not use the Services to:

(1) support, incite or participate in any terrorist activities;

(2) participate in any money laundering activities;

(3) violate or intrude legitimate interests of others, including but not limited to interfering with other Users’ using of the Services; and

(4) participate in any other activities that violate applicable laws and regulations;

4.3 The User shall not maliciously register any ANTPOOL account by any means, including but not limited to, registration of multiple accounts for profit making, speculation, cash-outs, prize winning, etc. The User shall not embezzle any other User's account.

4.4 Using our Services shall not and will not grant the User any intellectual property rights related to our Services or ownership of the content the User have access. This Agreement does not grant the User the right to use any brand or logo (including but not limited to the ANTPOOL logo) used in our Services. Without our prior written authorization, the User may not carry out any activities in the name of ANTPOOL, regardless of whether these activities are for profit or not.

4.5 Any and all information released by the User on the ANTPOOL Website in any form shall comply with the applicable laws and regulations and other applicable provisions of the Website, conform to the public order and good customs, and does not infringe the legitimate rights and interests of any third party.

4.6 The User shall fully assume the relevant tax obligations (if any) arising from the use of the Services provided by us.

4.7 ANTPOOL Website may contain links to the websites of other independent third parties ("Linked Website"). Any Linked Website is provided only for the convenience of visitors. No such Linked Website is controlled by the Company, and ANTPOOL does not acknowledge or assume any responsibility for any information or material on any such Linked Website. You are solely responsible for determining your interaction with any such Linked Website.

4.8 The User shall fully comply with all applicable laws and regulations regarding cryptocurrency-related businesses, including but not limited to laws and regulations regarding cryptocurrency transactions, cryptocurrency mining businesses and cryptocurrency technology services when using the Services provided by us. The User shall not take any action that would cause ANTPOOL and/or its affiliated parties to be in violation of any aforementioned applicable laws or regulations. ANTPOOL shall not assume any responsibility for any loss or damage arising from any violation by the User of the aforementioned applicable laws or regulations and the User shall be fully and exclusively liable for and shall defend, fully indemnify and hold harmless ANTPOOL and/or its affiliated parties from and against any and all claims, demands, actions, costs or proceedings brought or instituted against ANTPOOL and/or its affiliated parties arising out of or in connection with any violation by the User of any aforementioned applicable laws or regulations in relation to cryptocurrency-related businesses.

V. User's Obligations

5.1 You agree that we reserve the right to limit, change, suspend or even terminate all or part of the Services at any time.

5.2 You acknowledge and agree that ANTPOOL shall have the right to limit or suspend your access to the Website and the Services if (1) we suspect that you have violated any applicable laws and regulations, the Agreement, the Specific Service Agreement or other policies, procedures, or rules announced by ANTPOOL; (2) we are required to do so by a subpoena, court order, or other government order; (3) your account is subject to or related to a pending litigation, investigation, and/or governmental proceeding; or (4) we notice and suspect that there are some unusual or unauthorized activities involved with your account. You agree that ANTPOOL shall not be liable to you for any losses or damages caused by such access limitation or suspension.

5.3 You acknowledge and agree that ANTPOOL shall have right to immediately close your account if (1) you request to terminate your account with ANTPOOL (however if there is applicable Specific Service Agreement that prohibits such termination request, then you shall have no right to request to terminate your account with ANTPOOL until such prohibition is cleared in accordance with the applicable Specific Service Agreement); (2) the information provided by you to us is untruthful, inaccurate or incomplete; (3) you use the Services to engage in illegal activities; or (4) we reasonably determine that your account shall be terminated.

5.4 The closure of an account shall not affect any rights and obligations incurred prior to the date of account closure, including but not limited to the fees owed by you to ANTPOOL.

VI. International Use

6.1 Without duplication of any other rights to recovery or indemnity set forth in the Agreement, you shall indemnify and hold harmless ANTPOOL, its affiliates, and their respective directors, officers, employees and agents from and against any claims, actions, proceedings, investigations, demands, suits, costs, expenses, and damages (collectively, “Losses”, including reasonable attorney’s fee) arising out of or related to (1) your violation of the applicable laws and regulations; (2) your breach of the Agreement; and/or (3) your use of the Services or your conduct in connection with ANTPOOL.

6.2 ANTPOOL shall not be liable for delays or errors occurring by reason of circumstances beyond its reasonable control, including but not limited to war (declared or undeclared), terrorist activities, acts of sabotage, blockade, fire, lightning, acts of god, national strikes, government policy, riots, insurrections, civil commotions, quarantine restrictions, epidemics, earthquakes, floods, hurricanes, explosions and regulatory and administrative actions or delays. In the event of such force majeure, ANTPOOL shall take reasonable steps to minimize interruptions and loss but shall have no liability caused by or incidental to such force majeure.

6.3 TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, WE DO NOT REPRESENT OR WARRANT THAT THE WEBSITE, THE SERVICES PROVIDED BY US ARE ACCURATE, COMPLETE, RELIABLE, CURRENT, ERROR-FREE, OR FREE OF VIRUSES OR OTHER HARMFUL COMPONENTS. WITHOUT LIMITING THE FOREGOING, YOU HEREBY UNDERSTAND AND AGREE THAT WE WILL NOT BE LIABLE FOR ANY LOSSES OR DAMAGES ARISING OUT OF OR RELATING TO: (1) ANY INACCURACY, DEFECT OR OMISSION OF DATA, (2) ANY ERROR OR DELAY IN THE TRANSMISSION OF DATA, (3) INTERRUPTION IN THE SERVICES, (4) REGULAR OR UNSCHEDULED MAINTENANCE CARRIED OUT BY ANTPOOL OR THIRD PARTY SERVICE PROVIDER AND SERVICE INTERRUPTION AND CHANGE RESULTING FROM SUCH MAINTENANCE, (5) ANY DAMAGES INCURRED BY OTHER USERS’ ACTIONS, OMISSIONS OR VIOLATION OF THE AGREEMENT, (6) COOPERATE WITH INVESTIGATIONS BY SERVICE PROVIDERS OR INTERNATIONAL ORGANIZATIONS，AND(7)ANY DAMAGE CAUSED BY ILLEGAL ACTIONS OF OTHER THIRD PARTIES OR ACTIONS WITHOUT AUTHORIZATION BY ANTPOOL.

6.4 TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL THE COMPANY, ITS AFFILIATES AND THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF DATA, PROFITS, REVENUE, BUSINESS OPPORTUNITIES) ARISING OUT OF OR IN CONNECTION WITH THE SERVICES PROVIDED BY THE COMPANY, EXCEPT TO THE EXTENT THERE IS A FINAL JUDICIAL DETERMINATION THAT SUCH DAMAGES WERE A RESULT OF THE COMPANY’S GROSS NEGLIGENVE, WILFUL MISCONDUCT, FRAUD, OR INTENTIONAL VIOLATION OF LAW.

6.5 Any and all notices to the User will be delivered by ANTPOOL by way of announcement or letter on the Website, email, customer service call, SMS or regular mail. ANTPOOL shall not be liable for any event or information such as prize winning, promotions, etc., that is obtained from any source other than ANTPOOL's official channels. If you have any question related to the truthfulness of information sent in the name of ANTPOOL, please contact us immediately.

VII. Other Websites

7.1 We reserve our right to amend the Agreement at any time in our sole discretion. Any amendment of the Agreement shall immediately take effect once it is published on the Website (unless the effective time is otherwise prescribed). It is your responsibility to regularly check the Website for the latest Agreement before using the Services provided by us. If you do not accept any amendment to the Agreement, your sole remedy is to request to terminate your account by notifying us in accordance with Section 5.3 and terminate your use of the Services provided by ANTPOOL.

7.2 This Agreement is binding upon you and ANTPOOL, and it does not create any third-party beneficiary rights. You may not assign or transfer any of your rights or obligations under the Agreement without prior written consent from ANTPOOL. ANTPOOL may assign or transfer any or all of its rights or obligations under the Agreement, in whole or in part, without notice or obtaining your consent or approval.

7.3 If any provision of this Agreement is deemed to be illegal, invalid or unenforceable for any reason, such provision shall be deemed severable and shall not affect the legal effect of any other provision.

7.4 Any and all disputes, claims or other matters arising from or relating to the use of Services provided by ANTPOOL shall be governed by the applicable laws of Singapore.

7.5 Any dispute between the User and ANTPOOL shall first be resolved through negotiation in good faith. In case of failure to reach an agreement through negotiation, such dispute shall be referred to and finally settled by arbitration at the Singapore International Arbitration Centre in accordance with the Rules of Arbitration of the Singapore International Arbitration Center (“SIAC Rules”) in effect, subject to the following: (1) the arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the SIAC Rules; and (2) the language of the arbitration shall be English. The prevailing Party shall be entitled to reasonably attorney’s fees, costs and necessary disbursement in addition to any other relief to which such Party may be settled.

7.6 No delay or omission as to the exercise of any right or power accruing upon any breach by you shall impair ANTPOOL’s exercise of any right or power or shall be construed to be a waiver of any breach or acquiescence therein.